POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Richard L. Rasley, Secretary, James Hicks, Chief Financial Officer and Adam E. Berman,
Assistant Secretary, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation for the undersigned and in the name, place and stead of the undersigned, in any and all capacities, authorized representative and attorney-in-fact to:
(1) execute and file for and on behalf of the undersigned, any and all statements or reports under Section 16 of the Securities Exchange Act of 1934 with respect to the beneficial ownership of equity securities of Great Lakes REIT (the "Company") and the rules and regulations thereunder, including all statements filed on Forms 3, 4 and 5, and any and all supplements and amendments thereto, and any and all documents that may be required to be filed with the Securities and Exchange Commission in connection with any of the foregoing;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such statements, reports or forms and the filing of such with the Securities and Exchange Commission and any stock exchange or stock market or other authority; and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-
fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 or any other provision of the Securities Exchange Act of
1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports or statements under Section 16 of the Securities Exchange Act of 1934 with respect to the undersigned's ownership of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of August, 2002.

/s/ Joseph J. Gianforte

Joseph J. Gianforte

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